UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 19, 2011

3POWER ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 50006
Sh. Rashid Building
Sh. Zayed Road
Dubai, United Arab Emirates
(Address of principal executive offices)

011 97 14 3210312
(Registrant’s telephone number, including area code)

100 Wall Street, 21st Floor
New York, NY 10005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Toby Durrant as Chief Executive Officer, Chief Financial Officer and Member of the Board

Effective as of October 19, 2011, Mr. Toby Durrant has resigned as the Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and as a Member of the Board (the “Board”) of 3Power Energy Group Inc. (the “Company”).

Mr. Durrant has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Umamaheswaran Balasubramaniam as Chief Executive Officer

Effective as of October 19, 2011, Mr. Umamaheswaran Balasubramaniam (“Bala”) has been appointed as the Company’s Chief Executive Officer.  He has served as a member of the Company’s Board since September 12, 2011.

Bala majored in economics and is qualified as a chartered accountant. He is a life member of the Cornell society of hotel men, an association of Cornell University. He brings into the company 35 years’ major experience and top level relations especially in the Middle East and Asia as well as a distinguished expertise in developing and managing mega-size projects. This varies from overseeing major projects to managing start-up ventures from inception to operational assignments.

Until recently, Bala served as Chief Executive Officer and member of the executive committee of Dubai Sports City, the world's first purpose-built integrated sports city having joined at its inception in 2003. Key responsibilities involved overseeing the project management, development and prompt delivery of the $3.6 billion project.

Before joining Dubai Sports City, he was Group General Manager and Chief Operating Officer of The Gulf International Tourism Development Company, overseeing hotels, real estate and mergers & acquisitions, from June 1983. This leading role involved managing existing assets and pursuing business opportunities mainly in the United Arab Emirates and partly in the Gulf and Europe, focusing on acquisitions.

Prior to 1983, Bala was Head of Finance for Development with the ITC LTD (formerly the Imperial Tobacco Company), in collaboration with SHERATON in India. Working for the Development Division of the organization, he oversaw a number of hospitality-based projects - from the Greenfield stage right through to preparation for handover to operators.

The Company has determined that Mr. Balasubramaniam’s previous experience in managing multi-billion dollar projects and as a businessman provide him with the skills and contacts necessary to serve as an officer and director.

The Company previously agreed that Mr. Balasubramaniamshall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.  No changes have been made to his compensation at the current time.

Appointment of Shariff Rehman as Chief Financial Officer

Effective as of October 19, 2011, Mr. Shariff Rehman has been appointed as the Company’s Chief Financial Officer.  He has served as a member of the Company’s Board since September 12, 2011.

Mr. Rehman is currently the CEO of the Falak Holding Group of companies, a Dubai based group involved in several diversified business sectors including as the initiator and a major shareholder of the $3.6 Billion Dubai sport city project - the world’s largest sports themed real estate project.

A graduate major in commerce from Kerala University in India, he joined the Falaknaz Holding Group at its inception 36 years ago and has been the driving force behind the group’s projects - from the startup stage through to full operation. He remains the personal investment and business advisor to Mr. Falaknaz and family, a prominent Dubai-based high net worth entrepreneur and the founder & owner of the Falak Holding Group.

Mr. Rehman brings to the company valuable expertise as an entrepreneur and senior executive with a history of involvement in multi-billion dollar projects. He also brings a well-established network of relationships in the affluent communities of the Arabian Gulf region and India.

In addition to his long-standing work with the Falak Holding Group, he is also the Founder and managing partner of International Expo Consults, one of the Middle East’s leading exhibition and trade show organizers established in 1994, as well as Chairman and owner of a $25 million turnover business in India which he founded 20 years ago.  Mr. Rehman is also known as Shereef Mohammed Haneefa Rehuman.

The Company has determined that Mr. Rehman’s extensive business experience and his key relationships within the Middle East and India have provided him with the skills necessary to serve as an officer and director.

The Company previously agreed that Mr. Rehman shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.  No changes have been made to his compensation at the current time.

Appointment of James Wilson to the Board

On October 19, 2011, Mr. James Wilson was appointed to the Board.  Since 2001, Mr. Wilson has served as the co-founder, chief executive officer and director of Seawind Energy Limited (“Seawind Energy”) and Seawind Services Limited (“Seawind Services” and together with Seawind Energy, the “Seawind Companies”).  Prior to such positions, he worked as a Production and Mechanical Engineer in the marine, shipping and defense sectors in various capacities.  He received his MBA in 1994 from Henley Management College.

The Company has determined that Mr. Wilson’s previous experience in managing energy projects have provided him with the skills and contacts necessary to serve as a director.

On May 13, 2011, the Company entered into a Stock Purchase Agreement with the Seawind Companies and the shareholders of Seawind Energy (the “Seawind Group Shareholders”).  The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services, from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock (such acquisition is referred to herein as the “Seawind Acquisition”).  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011. The Seawind Companies have become wholly owned subsidiaries of the Company.

The Company is currently negotiating compensation arrangements with Mr. Wilson.  The Company has not yet determined on which committees of the Board Mr. Wilson will serve.

Appointment of Mohammed Falaknaz to the Board

On October 19, 2011, Mr. Mohammed Falaknaz was appointed to the Board.  Mr. Falaknaz is currently the vice president and spokesperson of the Falak Holding Group (prominent Dubai based family investment company and major shareholder in the Dubai Sport City multi-billion dollar project) and the president of the UAE national Rugby Association.  Mr. Falaknaz has initiated and led local and international events for the Falak Holding Group and the UAE rugby association.  Mr. Falaknaz received a degree in computer science from the University of Nebraska.  The Company has determined that it will benefit from Mr. Falaknaz’s expertise, knowledge and relationships in the Arabian Gulf and Middle East region as a member of the Board.

The Company has not yet determined on which committees of the Board Mr. Falaknaz will serve.  No decisions have been made regarding Mr. Falaknaz’ compensation at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3POWER ENERGY GROUP INC.

Date: October 26, 2011	By:	/s/ Umamaheswaran Balasubramaniam
Name: Umamaheswaran Balasubramaniam
Title: Chief Executive Officer